Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Tom Schuler

(317) 822-5681

tschuler@braunconsult.com

BRAUN CONSULTING REPORTS FIRST QUARTER RESULTS

CHICAGO, IL — May 5, 2004 — Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the first quarter ended March 31, 2004.

Revenue before expense reimbursements for the first quarter of 2004 was $9.2 million, an increase of 23.3 percent from revenue of $7.5 million for the same period a year ago.  Total revenue for the first quarter of 2004, including reimbursable expenses, was $10.0 million, an increase of 20.2 percent from total revenue of $8.3 million for the same period a year ago.  The net loss for the first quarter of 2004 was $2.5 million, or $0.14 per share, compared to a net loss of $4.4 million or $0.25 per share for the same period a year ago.

Pro forma net loss, excluding certain non-cash items and special charges of $2.9 million, for the first quarter of 2004 was $419 thousand or $0.02 per share, compared with pro forma net loss, excluding certain non-cash charges of $1.7 million, for the same period a year ago, of $2.6 million or $0.15 per share.  Non-cash items for the first quarter of 2004 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the first quarter ($759 thousand).  The valuation allowance for all deferred tax assets was established to account for the unpredictability surrounding the timing of realization of the Company’s net operating losses for income tax purposes based on uncertain economic conditions. Braun retains the benefit of these assets, which have a remaining life of 20 years.  Special charges for the first quarter of 2004 included costs related to the consolidation of office space ($1.9 million) and severance costs associated with a reduction in workforce ($200 thousand). Non-cash items for the first quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the first quarter ($1.7 million).

Commenting on the results for the quarter, Steve Braun, Chairman and Chief Executive Officer of Braun Consulting, noted, “We are encouraged by some specific operational improvements during the quarter, including: year over year revenue growth; an increase in realized bill rates; the continued alignment of our workforce around key solutions; and, a reduction in our overhead cost structure.”

First quarter highlights included:

•                  Extended relationships with several of the Company’s core clients during the first quarter, including: Pfizer, Oxford Health Plans, 7-Eleven, Rogers Communications, United Stationers and Roche Diagnostics;

•      Initiated engagements with five new clients, including AIG, AON and Abbott;

•                  Strengthened Marketing and Sales capability, a key element of the Company’s solution portfolio development, with the appointment of Paul Marushka as Senior Vice President. Additionally, Tom Schuler, Senior Vice President, was promoted to Chief Financial Officer;

•                  Increased bill rates in first quarter of 2004 compared to fourth quarter of 2003;

•                  Reduced cost structure, which included the reduction of lease obligations and the alignment of our workforce around key solution areas.  Expected quarterly expense reductions of approximately $900 thousand.

Braun commented further: “Over the past year, we have honed our message, made improvements to our operations, and demonstrated the ability to grow our revenue base.  While we have accomplished much, we have more to do to position the firm to achieve higher revenue growth, improved performance levels and enhance our competitive position.  With those objectives in mind, we are solidifying our strategic position, the solutions we bring to market, and the organizational design necessary to optimally leverage our opportunity in the marketplace.  In order to accomplish these objectives, at the end of the first quarter, Craig Lashmet transitioned his responsibilities as President to me.  Craig is serving in a new role as Executive Vice President, focusing on two important objectives:  1) identifying and assessing strategic opportunities for Braun Consulting, and 2) providing executive guidance for a number of strategically important accounts.  From a long-term perspective, we expect these shifts in organizational and managerial design to improve our ability to grow the company. In the near-term, as we continue to narrow our focus on more value added solutions, we expect revenue for the second quarter, prior to expense reimbursements, to be in the range of $8.0 to $9.0 million.”

Braun Consulting will host a conference call for investors today at 5:00 PM EDT to further discuss the earnings results for the first quarter and future outlook.   Steve Braun, President and Chief Executive Officer, and Tom Schuler, Senior Vice President and Chief Financial Officer, will lead the call.  To participate, please dial (888) 568-1647. The conference call will also be broadcast live on the Internet.  To hear the Webcast, please go to www.braunconsult.com and click on Investor Relations. It is recommended that Webcast participants access the site at least 15 minutes before the conference call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements that involve risks or uncertainties, many of which are not under the control of the Company. The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement.  Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission. The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

About Braun Consulting

Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies.  Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty.  By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers.  Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, Unica, Siebel, Business Objects, Documentum, and others.  Additional information about Braun Consulting is available at www.braunconsult.com

BRAUN CONSULTING, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue:
Revenue before expense reimbursements	$9,229	$7,486
Expense reimbursements	727	794
Total revenue	9,956	8,280

Costs and expenses:
Project personnel and expenses	5,713	6,881
Reimbursable expenses	727	794
Selling and marketing expenses	715	889
General and administrative expenses	3,137	4,045
Special charges	2,134	—
Total costs and expenses	12,426	12,609
Operating loss	(2,470)	(4,329)
Interest income	35	95
Loss before provision for income taxes	(2,435)	(4,234)
Provision for income taxes	23	138
Net loss	$(2,458)	$(4,372)

Loss per share:
Basic	$(0.14)	$(0.25)
Diluted	$(0.14)	$(0.25)

Reconciliation of net loss to pro forma net loss, excluding certain non-cash items and special charges:
Net loss	$(2,458)	$(4,372)
Change in valuation allowance of deferred tax assets	759	1,735
Special charges	2,134	—
Pro forma net income (loss) before tax effect of special charges	435	(2,637)
Tax effect of special charges	(854)	—
Pro forma net loss, excluding certain non-cash items and special charges	$(419)	$(2,637)

Pro forma loss per share, excluding certain non-cash items and special charges:
Basic	$(0.02)	$(0.15)
Diluted	$(0.02)	$(0.15)

Weighted average shares:
Basic	17,127,686	17,525,351
Diluted	17,127,686	17,525,351

Notes:             The Company provides pro forma earnings results (which exclude costs associated with employee severances and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles.  To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations.  These non-GAAP results are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future.  The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Potentially dilutive securities of 762,817 and 58,778, respectively, were excluded from the diluted loss per share calculation for the quarters ended March 31, 2004 and 2003, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.

BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$3,186	$4,588
Restricted cash	3,500	3,500
Marketable securities	7,575	7,575
Accounts receivable (net of allowance: $280 in 2004; $280 in 2003)	8,145	8,253
Prepaid expenses and other current assets	1,207	1,119
Total current assets	23,613	25,035
Equipment, furniture and software - net	5,485	5,835
Deferred tax asset (net of allowance: $21,759 in 2004; $21,000 in 2003)	—	—
Total assets	$29,098	$30,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$910	$959
Accrued compensation	550	760
Other accrued liabilities	298	307
Accrued restructuring	1,460	642
Unearned revenue	339	1,362
Total current liabilities	3,557	4,030
Deferred rent	1,093	1,080
Accrued restructuring	2,384	1,251
Total liabilities	7,034	6,361

Stockholders’ equity:
Preferred stock, $0.001 par value at March 31, 2004 and December 31, 2003; authorized 10,000,000 shares at March 31, 2004 and December 31, 2003; no shares have been issued at March 31, 2004 and December 31, 2003	—	—
Common stock, $0.001 par value at March 31, 2004 and December 31, 2003; authorized 50,000,000 shares at March 31, 2004 and December 31, 2003; issued and outstanding 17,134,153 shares at March 31, 2004 and 17,122,453 shares at December 31, 2003	17	17
Additional paid-in capital	102,905	102,892
Accumulated deficit	(80,858)	(78,400)

Total stockholders’ equity	22,064	24,509

Total liabilities and stockholders’ equity	$29,098	$30,870

BRAUN CONSULTING, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(2,458)	$(4,372)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options		1
Deferred income taxes	—	72
Provision for losses on accounts receivable	19	100
Depreciation and amortization	407	604
Non-cash restructuring costs	2,134	150
Changes in assets and liabilities:
Accounts receivable	89	(961)
Prepaid expenses and other current assets	(88)	(97)
Accounts payable	(49)	(145)
Accrued liabilities	(219)	(17)
Deferred rent	13	15
Accrued restructuring	(183)	(804)
Unearned revenue	(1,023)	(325)
Net cash flows used in operating activities	(1,358)	(5,779)

Cash flows from investing activities:
Sales of marketable securities	—	5,525
Purchases of equipment, furniture and software	(57)	(61)
Net cash flows (used in) provided by investing activities	(57)	5,464

Cash flows from financing activities:
Exercise of stock options	13	7
Employee stock purchase plan	—	27
Treasury stock purchase and retirement	—	(1,346)
Net cash flows provided by (used in) financing activities	13	(1,312)

Net decrease in cash and cash equivalents	(1,402)	(1,627)

Cash and cash equivalents at beginning of period	4,588	1,803

Cash and cash equivalents at end of period	$3,186	$176

Supplemental disclosure of cash flow information:
Income taxes paid	$22	$67